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                                                                   EXHIBIT 99.1

                         SANTA FE GAMING CORPORATION
                             4949 NO. RANCHO DR.
                             LAS VEGAS, NV 89130

FOR IMMEDIATE RELEASE:
 March 22, 1999

                  SANTA FE GAMING CORPORATION ANNOUNCES ITS
               CONSENT TO HAVE ITS COMMON AND PREFERRED STOCK
                 REMOVED FROM LISTING ON THE AMERICAN STOCK
                                   EXCHANGE

LAS VEGAS, NEV. - Santa Fe Gaming Corporation ("SFGC") (AMEX:SGM), a diversified gaming company headquartered in Las Vegas, announced today it is consenting to the removal of its Common and Preferred Stocks from the American Stock Exchange (AMEX).

This action became necessary because the Company no longer fully satisfies all of the guidelines of the AMEX for continued listing. The AMEX has advised that the last day for trading of the Company's securities on the AMEX will be Thursday, April 1,1999. The Company expects that a market for its securities will develop over-the-counter following removal from the AMEX.

Santa Fe Gaming Corporation owns and operates the Santa Fe Hotel and Casino in northwest Las Vegas and the Pioneer Hotel & Gambling Hall in Laughlin, Nevada. In addition, the Company holds several real estate parcels for future development within or in the area surrounding Las Vegas, Nevada.

CONTACT: Thomas K. Land
         Chief Financial Officer
         Santa Fe Gaming Corporation
         702-658-4340